Exhibit 32.1
Written Statement of the Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. sec. 1350
Solely for the purpose of complying with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned President and Chief Executive Officer and the Senior Vice President and Chief Financial Officer of Harley-Davidson, Inc. (the “Company”), hereby certify, based on our knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 28, 2020 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 6, 2020	/s/ Jochen Zeitz
Jochen Zeitz
President and Chief Executive Officer

/s/ J. Darrell Thomas
J. Darrell Thomas
Vice President, Treasurer and Interim Chief Financial Officer